SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 19, 2011
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Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
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(Exact name of registrant as specified in its charter)

Delaware
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(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(i) On June 23, 2011, Zion Oil & Gas, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) the prospectus supplement dated as of June 23, 2011 and accompanying base prospectus, as subsequently revised on June 29, 2011 (collectively, the “Prospectus”) relating to the Company’s previously announced rights offering of non-transferable subscription rights to the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”) as of the close of business on June 15, 2011 (the “Record Date”), to purchase up to 6,250,000 of Units (as defined below) of the Company’s securities. The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-174266) which was declared effective by the SEC on May 26, 2011 (the “Registration Statement”).

The Company is filing the items included in Exhibits 4.1, 4.2, 4.3 and 5.1 to this Current Report on Form 8-K, each of which relates to the rights offering, for the purpose of incorporating such items as exhibits to the Registration Statement.

Under the previously announced rights offering, the Company distributed, at no cost to stockholders, non-transferable subscription rights to purchase units (each a “Unit” and collectively the “Units”) of its securities to persons who owned shares of its Common Stock as of the close of business on the Record Date, with each Unit consisting of (a) one (1) share of Common Stock and (b) warrants to purchase an additional two (2) shares of Common Stock at an exercise price of $3.50 per share (each a “Warrant” and collectively the “Warrants”).  Each shareholder received 0.25 of a subscription right for each share of Common Stock (i.e., ONE subscription right for every FOUR shares) owned as of close of business on the Record Date.

Each whole subscription right represents the right to purchase one Unit at a price of $5.00 per Unit, and may be exercised at any time prior to 5:00 p.m. Eastern time on July 25, 2011, the scheduled expiration of the offer; however, the Company may extend the offering period at its sole discretion. The Warrant is exercisable for a one (1) year period beginning after the expiration of the rights offering, at an exercise price of $3.50 per share.

The rights offering also includes an over-subscription privilege which entitles a stockholder who exercises all of its basic subscription privilege the right to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising their over-subscription right.

If the Company receives valid subscriptions for all of the Units available under the rights offering, then the gross proceeds of the offering will be $31,250,000, before offering related expenses which the Company estimates should not exceed $150,000. This figure does not include proceeds, if any, from any future exercise, if any, of the Warrants included in the Units.

The rights offering is being conducted via the Registration Statement and the Prospectus. The proceeds from the rights offering are to be used to further Zion's oil and gas exploration program and, depending on the amounts raised, implement its plans to acquire control of a drilling rig and for general corporate purposes.

(ii) The Prospectus distributed to the stockholders of record as of the close of business on the Record Date contained on pages 36 and 51 thereof erroneous references to the exercise period of the Warrants as expiring two years after the closing of the rights offering. As noted throughout the rest of the Prospectus and the accompanying subscription documents, the Warrants are exercisable for a one year period commencing on the closing of the rights offering and are scheduled to expire on the first anniversary of the issuance date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1           Form of Warrant included in the Units

4.2           Form of Non-transferable Subscription Certificate to purchase Units

4.3           Warrant Agreement dated as of July 12, 2011 between Zion Oil & Gas Inc, and Registrar and Transfer Company, as Warrant Agent

5.1           Opinion of Aboudi & Brounstein regarding the validity of the Units, the Common Stock and Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: July 19, 2011	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer